Exhibit 99.2

AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

AMENDMENT NO. 1, dated as of April 12, 2003 (the “Amendment”), to the Rights Agreement, dated as of August 29, 2000 (the “Rights Agreement”), between SYNAVANT INC., a Delaware corporation (the “Company”), and EQUISERVE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”), as amended.  Capitalized terms used herein without definition shall have the meanings given to them in the Rights Agreement.

RECITALS:

WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding as of the close of business on August 30, 2000, each Right representing the right to purchase one-thousandth (subject to adjustment) of a share of Preferred Stock, upon the terms and subject to the conditions set forth in the Rights Agreement;

WHEREAS, the Rights remain issued and outstanding and the Rights Agreement remains in effect with respect thereto;

WHEREAS, no Distribution Date, Redemption Date or Final Expiration Date has occurred;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Cegedim S.A. (“Cegedim”), a French corporation, and Jivago Acquisition Corporation, a Delaware corporation (“Purchaser”) and a direct, wholly owned subsidiary of Cegedim, which will provide for, among other things, a tender offer (the “Offer”) by Purchaser to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (together with the associated Rights, the “Shares”), and following the Offer a merger (the “Merger”) of Purchaser with and into the Company;

WHEREAS, the Company desires to amend the Rights Agreement to provide that each of Cegedim and Purchaser shall not be an Acquiring Person for purposes of the Rights Agreement in connection with the Offer and the Merger pursuant to the terms of the Merger Agreement.

WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company has certified to the Rights Agent that this Amendment is in compliance with the Rights Agreement and has directed the appropriate officers of the Company to take all appropriate steps to execute and deliver this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Amendments To Rights Agreement.

(a)   Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of “Acquiring Person” thereof:

“Notwithstanding anything in this Agreement to the contrary, none of Cegedim, Purchaser nor any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person.”

(b)   Section 1(r) of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of “Stock Acquisition Date” thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of the public announcement, approval, execution, delivery or performance of the Merger Agreement or the consummation of the Offer or the Merger.”

(c)   Section 1 of the Rights Agreement is amended to add the following definitions of “Cegedim”, “Effective Time”, “Merger”, “Merger Agreement”, “Offer” and “Purchaser” in the appropriate alphabetical order:

“Cegedim” shall mean Cegedim S.A., a French corporation;

“Effective Time” shall have the meaning set forth in the Merger Agreement;

“Merger” shall have the meaning set forth in the Merger Agreement;

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of April 12, 2003 among the Company, Cegedim and Purchaser, as amended from time to time in accordance with its terms.

“Offer” shall have the meaning set forth in the Merger Agreement;

“Purchaser” shall mean Jivago Acquisition Corporation, a Delaware corporation.

(d)   Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the announcement, commencement or consummation of the Offer or the consummation of the Merger.”

(e)   Section 7(a) of the Rights Agreement is hereby amended by deleting the word “or” immediately preceding clause (iii) and replacing such word with “,” and by adding the following at the end of clause (iii):  “or (iv) immediately prior to the Effective Time of the Merger.”

(f)    Section 13 of the Rights Agreement is hereby amended to add the following subsection at the end thereof:

“(f) Notwithstanding anything in this Agreement to the contrary, no event set forth in this Section 13 shall be deemed to have occurred solely as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger.”

2.     Effectiveness.  This Amendment shall be deemed to be in force and effect immediately prior to the execution and delivery of the Merger Agreement.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

4.     Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SYNAVANT INC.

By:	/s/ Wayne P. Yetter
Name: Wayne P. Yetter
Title: Chief Executive Officer

EQUISERVE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Colin Ekeogu
Name: Colin Ekeogu
Title: Director